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News from Conduent

Conduent Completes Sale of Its Public Transit Business to Modaxo
$164 million transaction advances Conduent’s strategy to simplify its portfolio and sharpen its focus
FLORHAM PARK, N.J.--(BUSINESS WIRE)--Oct. 1, 2026-- Conduent Incorporated (Nasdaq: CNDT), a global technology-driven business solutions and services provider, today announced that it has completed the sale of its Public Transit Business to Modaxo, a global technology organization focused on moving the world’s people. The transaction has a base purchase price of $164 million, subject to customary adjustments. Conduent announced the agreement on May 21, 2026.
“This divestiture is an important step in our strategy to simplify our portfolio, sharpen our focus on our core businesses and strengthen our financial foundation,” said Harsha V. Agadi, Conduent President and Chief Executive Officer. “With the completion of this transaction, and our planned exit from the Transportation segment upon the anticipated closing of the Tolling transaction, we are creating a more focused portfolio positioned to deliver sustainable, long-term value for our shareholders, clients and employees.”
The Public Transit Business includes Conduent’s Transit Fare Management and Fleet Management Solutions businesses, with operations across North America, Europe, Australia, the Middle East and Latin America.
The completed sale follows Conduent’s June announcement that it has agreed to sell its Tolling business to Quarterhill Inc. (TSX: QTRH) (OTCQX: QTRHF), a leading global provider of intelligent transportation system solutions. The transaction is expected to close before the end of 2026. Upon completion of the Tolling transaction, Conduent will have exited its Transportation segment and will operate across its Commercial and Government segments.
“We wish our employees in the Public Transit Business all the best as they begin this next chapter with Modaxo, and we thank them for their contributions and dedication to Conduent,” Agadi added.

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About Conduent
Conduent is a global technology-enabled operating partner that helps businesses and governments simplify complexity, modernize mission-critical operations and deliver measurable outcomes through AI, automation, data and human expertise. Learn more at www.conduent.com.
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Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.
Forward-Looking Statements
This press release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "plan," "intend," "will," "aim," "should," "could," "forecast," "target," "may," "continue to," "endeavor," "if," "growing," "projected," "potential," "likely," "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding the expected receipt of additional proceeds from the sale of Conduent's Public Transit business; the pending sale of Conduent's Tolling business, including that such transaction will be consummated and the timing of such consummation; our planned exit from the Transportation segment; and expectations regarding our strategy to simplify our portfolio, sharpen our focus, strengthen our financial foundation, and drive value for our shareholders, clients and employees. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to: the risk that we do not receive

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some or all of the additional proceeds expected from the sale of our Public Transit business, including as a result of post-closing purchase price adjustments or the failure to satisfy any post-closing conditions; with respect to the pending sale of our Tolling business, the risk that required regulatory approvals, third-party consents or other closing conditions are not satisfied such that the closing is delayed or does not occur, unexpected costs, liabilities or delays, significant transaction costs, negative effects of the pendency of the transaction on the market price of our common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships, and contractual restrictions during the pendency of the transaction that could adversely affect our ability to pursue business opportunities or strategic transactions; the risk of litigation or regulatory actions; our inability to retain and hire key personnel; and other factors that are set forth in the "Risk Factors" and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law. any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.
View source version on businesswire.com: https://www.businesswire.com/news/home/20261001420244/en/
Media Contact:
Remy Kaul, Conduent, media@conduent.com
Investor Relations Contact:
Nick Goel, Conduent, ir@conduent.com
Source: Conduent Incorporated
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